EXECUTIVE SALARY CONTINUATION BENEFITS AGREEMENT

         This Agreement is by and between SOUTH VALLEY NATIONAL BANK , a national association (the "Bank"), and BRAD L. SMITH (the "Executive") and is dated as of March 24, 1998.

         A. The Executive is employed by the Bank as its President;

         B. The Bank desires that the Executive's services be retained as hereinafter provided;

         C. The Executive is willing to continue in the employ of the Bank, provided that the Bank agrees to pay to the Executive or the Executive's Designated Beneficiaries (as defined below), certain benefits in accordance with the terms and conditions hereinafter set forth; and

         D. Both the Executive and the Bank acknowledge and agree that in order to retain the Executive and provide him with appropriate benefits, the prior Agreement is amended and restated in its entirety as follows.

         In consideration of the services to be performed in the future, as well as the mutual promises and covenants herein contained, it is agreed as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1. Change of Control shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied after the date of this Agreement:

                  (a) any Person (as defined below) becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or

                  (b) the majority of the Board of Directors of the Corporation ceases to be comprised of the members of the Board on the date hereof or the nominees of such members; or

                  (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto



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                           continuing   to   represent   (either  by   remaining
                           outstanding   or  by  being   converted  into  voting
                           securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 51% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or
                           consolidation     effected     to     implement     a
                           recapitalization   of  the  Corporation  (or  similar
                           transaction) in which no Person acquires more than 49% of the combined voting power of the Corporation's then outstanding securities; or

                  (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the
                           Corporation of all or substantially all of the Corporation's assets.

         For the purposes of this Paragraph 1.1, "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities. "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

         1.2. Designated Beneficiary shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation Notice to receive the benefits provided hereunder. A Beneficiary Designation Notice shall be valid only if:

                  (a) it is in the form attached hereto as Exhibit A and made a part hereof; and

                  (b) it is received by the Named Fiduciary and Plan Administrator prior to the Executive's death.

         1.3. Disability shall mean an inability to substantially perform the essential functions of the Executive's position at the Bank for a period of one hundred eighty (180) days due to a physical or mental disability, as determined by a physician in the case of physical disability, or psychiatrist in the case of mental disability, licensed to practice medicine in California and selected jointly by the Bank and the Executive.

         1.4. Employment Agreement shall mean the written employment agreement, if any, between the Executive and the Bank.

         1.5.     Named Fiduciary and Plan Administrator shall mean the Bank.

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


         1.6. Surviving Spouse shall mean the person, if any, who is legally married to the Executive on the date of the Executive's death.

         1.7. Termination for Cause shall mean termination of the employment of the Executive by reason of any of the following:

                  (a) failure to qualify for a surety bond as provided in Paragraph 11 of the Employment Agreement;

                  (b) violation of any law, rule or regulation (other than a traffic violation or similar offense);

                  (c) acts causing termination of the Bank's Banker's Blanket Bond with respect to the Executive;

                  (d)      repeated   insobriety   or  usage  of  drugs  without
                           prescription;

                  (e)      misappropriation of the Bank's property;

                  (f)      any act of dishonesty;

                  (g) neglect of duties or negligence in carrying out duties;

                  (h)      repeated unexcused absence;

                  (i)      breach of any material  provision of this  Agreement;
                           and

                  (j) any act or omission that is seriously detrimental to the Bank's interests.


                                    ARTICLE 2
                                   EMPLOYMENT

         2.1. Employment. The Bank agrees to employ the Executive as President or in such other capacity as the Bank may from time to time determine in accordance with the Employment Agreement with the Executive. The Executive shall continue in the employ of the Bank in such capacity and shall hold and perform the customary responsibilities and duties of this position as designated by the Bylaws of the Bank and as directed by the Bank through its Boards of Directors in accordance with the Employment Agreement. The Executive has a separate Employment Agreement with the Bank, and in the event of any discrepancy or different treatment of any term or condition in this Agreement from such Employment Agreement, or any renewal or extension thereof, such Employment Agreement shall control, except that such Employment Agreement shall not limit in any way the timing or the amount of benefits to be paid to the Executive under this Agreement.

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


         2.2. Full Efforts. The Executive agrees to devote his full time and attention exclusively to the business and affairs of the Bank except during vacation periods, and to use his best efforts to furnish faithfully and satisfactorily services to the Bank.

         2.3. Fringe Benefits. The salary continuation benefits provided by this Agreement are granted by the Bank as an additional fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of these salary continuation benefits.


                                    ARTICLE 3
                     BENEFITS PAYABLE UPON NORMAL RETIREMENT

         3.1. Normal Retirement. If the Executive shall continue in the employment of the Bank at least until attaining the age of sixty-five (65) years, the Executive may retire from active daily employment as of the first day of the month following attainment of the age of sixty-five (65), or upon such later date as may be mutually agreed upon by the Executive and the Bank ("Normal Retirement"). Notwithstanding anything to the contrary, this Section 3.1 does not prohibit the Executive from continuing to work after the age of sixty-five
(65) years.

         3.2. Normal Retirement Benefits. Upon Normal Retirement, the Bank shall pay to the Executive, Fifty Thousand Dollars ($50,000.00) per year, payable in equal monthly installments commencing on the first day of the first month following the date of Normal Retirement, for a period of One Hundred Eighty
(180) months, subject to the conditions and limitations hereafter set forth ("Normal Retirement Benefits"). The Normal Retirement Benefits shall be in lieu of any other retirement, death, disability or termination benefits under this Agreement.

         3.3. Payment of Normal Retirement Benefits to Designated Beneficiary or Surviving Spouse. In the event the Executive dies before receiving the full amount of Normal Retirement Benefits to which he is entitled under Section 3.2, the Bank will continue to make payments of the remaining balance of the Normal Retirement Benefits to the Designated Beneficiary. If there is no Designated Beneficiary prior to the Executive's death, the Bank will continue to make payments of the remaining balance of the Normal Retirement Benefits to the Executive's Surviving Spouse at the time of death, or if there is no Surviving Spouse, to a duly qualified personal representative, executor or administrator of the Executive's estate.

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


                                    ARTICLE 4
                    BENEFITS PAYABLE UPON DEATH OR DISABILITY

         4.1. Death Benefits. In the event the Executive should die while actively employed by the Bank at any time after the date of this Agreement and after the age of 55, but prior to (a) Early Retirement (as defined in Article 6.1), (b) Normal Retirement or (c) retirement after the age of sixty-five (65), the Bank will pay to the benefits set forth in Section 3.2 commencing on the first day of the first month following the Executive's death ("Death Benefits") in accordance with the payment provisions set forth in Section 3.2 and 3.3. Death Benefits shall be in lieu of any other retirement disability or termination benefits under this Agreement.

         4.2. Disability Benefits. In the event the Executive incurs a Disability while actively employed by the Bank at any time after the date of the Agreement and after the age of 55, but prior to (a) Early Retirement (as defined in Article 6.1), (b) Normal Retirement or (c) retirement after the age of sixty-five (65) (the "Disability Date") , he shall be entitled to receive disability benefits determined by the following formula:

Multiplying the Normal Retirement Benefits determined under Section 3.2 by a fraction, the numerator of which is actual number of months the Executive has been employed by the Bank (including any period of service with any predecessor of the Bank) until the Disability Date, and the denominator of which is the total number of months the Executive would have been employed by the Bank (including any period of service with any predecessor of the Bank) at the date the Executive would have attained age 65 ("Disability Benefits").

The Disability Benefits shall be payable to the Executive in equal monthly installments over a period not to exceed One Hundred Eighty (180) months as mutually agreed upon by the Bank and the Executive commencing on the first day of the first month following the Disability Date. The Disability Benefits shall be in lieu of any other retirement, death or termination benefits under this Agreement. In the event the Executive dies before receiving the full amount of Disability Benefits to which he is entitled under this Section 4.2, the Bank will continue to make payments of the remaining balance of the Disability Benefits in accordance with Section 3.3.


                                    ARTICLE 5
                 BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT
                        BY THE BANK AND CHANGE OF CONTROL

         5.1. Termination of Employment. The Bank reserves the right to terminate employment of the Executive at any time prior to retirement in accordance with the Employment Agreement. In the event that the employment of the Executive is terminated prior to (a) Early Retirement (as defined in Article 6.1), (b) Normal Retirement or

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


(c) retirement after the age of sixty-five (65), the Executive shall be entitled to the following benefits under the following circumstances:

                  (a) Termination Without Cause. If the Executive's termination of employment is not a Voluntary Termination, nor a Termination For Cause and the Executive has not reached the age of 55, then the Executive shall not be entitled to any benefits or payments under this Agreement. If the Executive's termination of employment is not a Voluntary Termination nor a Termination for Cause and the Executive is at least 55 years old, then the Bank shall pay to the Executive benefits set forth in Section 3.2 commencing on the first day of the first month following such date of termination of employment subject to the conditions and limitations hereafter set forth ("Termination Benefits"). The Termination Benefits shall be payable to the Executive in equal monthly installments over a period not to exceed One Hundred Eighty (180) months, as mutually agreed upon by the Bank and the Executive commencing on the first day of the first month following the date of termination under this Section 5.1(a). The Termination Benefits shall be in lieu of any other retirement disability, death or termination benefits under this Agreement. In the event the Executive dies before receiving the full amount of Termination Benefits to which he is entitled, the Termination Benefits shall be payable pursuant to the payment provisions set forth in Section 3.3.

                  (b) Termination for Cause. If the Executive's termination of employment is Termination For Cause, then the Executive shall not be entitled to any benefits or payments under this Agreement.

                  (c) Voluntary Termination. It is understood and acknowledged by the Executive that the purpose of this Agreement is to ensure the Executive's continued employment with the Bank. In the event the Executive voluntarily terminates his employment with the Bank for reason other than an Early Retirement defined in Section 6.1 then the Executive shall not be entitled to any benefits or payments under this Agreement.

         5.2 Change of Control. In the event of a Change of Control after the date of this Agreement and after the Executive has reach 55 years of age, the Executive shall be paid the benefits set forth in Section 3.2 commencing on the first day of the first month after the date of such Change of Control. Said full amount is referred to in this Subsection 5.2 as the "Change of Control Payment". The Change of Control Payment shall be paid in accordance with the payment provisions of Section 3.2. The Change of Control Payment shall be in lieu of any other retirement, disability, death or termination benefits under this Agreement, but shall be in addition to any payment under the Executive's Employment Agreement. In the event the Executive dies before receiving the full amount of Change of Control Payment to which he is entitled, such Change of Control Payment shall be payable pursuant to the payment provisions set forth in
Section 3.3. The Executive acknowledges that the Change of Control Payment paid to the Executive may be characterized as "excess parachute payment" under
Section 280G of the Internal  Revenue Code of 1986,  as

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


amended (the "Code") and subject to an excise tax. The Executive also acknowledges that the payment of such excise tax is the sole responsibility of the Executive.


                                    ARTICLE 6
                                EARLY RETIREMENT

         6.1. Early Retirement. The Executive shall have the right to retire before reaching Normal Retirement, provided he shall have attained the age of fifty-five (55) years and shall have completed ten (10) years of full time service with the Bank, including any period of service with any predecessor of the Bank ("Early Retirement").

         6.2. Early Retirement Benefits. Upon the Executive's election for Early Retirement, he shall be entitled to receive retirement benefits determined by the following formula:

         Multiplying the Normal Retirement Benefits determined under Section 3.2 by a fraction, the numerator of which is the actual number of months the Executive has been employed by the Bank (including any period of service with any predecessor of the Bank) until the Early Retirement Date, and the denominator of which is the total number of months the Executive would have been employed by the Bank (including any period of service with any predecessor of the Bank) at the date the Executive would have attained age 65 ("Early Retirement Benefits").

         6.3. Payment. The Early Retirement Benefits shall be payable in one hundred eighty (180) equal monthly installments commencing on the first day of the first month after the date of Early Retirement. The Early Retirement
Benefits shall be in lieu of any other retirement, disability, death or termination benefits under this Agreement.

         6.4. Payment of Early Retirement Benefits to Designated Beneficiary or Surviving Spouse. In the event the Executive dies before receiving the full amount of Early Retirement Benefits to which he is entitled under Section 6.2, the Bank will continue to make payments of the remaining balance of the Early Retirement Benefits in accordance with Section 3.3.

                                    ARTICLE 7
                      RIGHTS AS UNSECURED GENERAL CREDITOR

         7.1 Unsecured  General  Creditor.  The  Executive  and the  Executive's
Designated Beneficiary shall have no legal or equitable rights, interest or claims in or to any property or assets of the Bank. All the Bank's assets shall be and remain the general unpledged, unrestricted assets of the Bank. The Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future. The

                                       7

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Executive  and his  Designated  Beneficiary  shall be unsecured  creditors  with respect to any benefits hereunder.


                                    ARTICLE 8
                                CLAIMS PROCEDURE

         8.1. Filing of Claim. The Executive or his Designated Beneficiary (the "Claimant") may file a claim for a benefit pursuant to this Agreement. The claim shall be deemed filed when a written, signed communication is delivered by the Claimant or the Claimant's authorized representative to the Company. The claim must state the name of the Claimant and the basis on which the claim is made.

         8.2. Action on Claim. Each claim must be acted upon and approved or disapproved by the Company in writing within thirty (30) days of the date on which the Company received the claim, unless special circumstances require further time for processing and the Claimant is advised of the extension. In no event shall the Company fail to act for more than forty-five (45) days after the Company received the claim. If the Claimant does not receive such written notice within such 45-day period, the claim shall be deemed to be denied. If the claim is denied, in whole or in part, the written notice shall set forth, in a manner calculated to be understood by the Claimant, the following matters:

              1.  the specific reason or reasons for the denial;

              2. specific reference to pertinent provisions of this Agreement on which the denial is based;

              3. a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

              4. an explanation of this Agreement's review procedures.

         8.3. Claim Review Procedure. If a claim is denied in whole or in part, the Claimant or his authorized representative may file a request for review of the decision of denial within ten (10) days after receipt by the Claimant of the written notice of denial. The request for review shall be in writing and shall be delivered to the Company. The request must specify issues or comments which the Claimant deems pertinent to the Claim. A decision by the Board of Directors on the request for review shall be made promptly, but not later than ten (10) days after the Company receives the Claimant's request for review. The Board's decision on review will be in writing and will include specific reasons for the Board's decision written in a manner calculated to be understood by the Claimant.

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                                    ARTICLE 9
                               GENERAL PROVISIONS

         9.1. Right to Terminate Employment. No provisions under the Agreement shall restrict the right of the Bank to terminate the employment of the Executive.

         9.2. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the salary continuation benefits of the Executive by the Bank and contains all of the covenants and agreements among the parties, subject to the terms of the Employment Agreement. Each party acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of a party which are not embodied herein, and that no other agreement, statement, representation, inducement or promise regarding the subject matter of this Agreement not contained in this Agreement shall be valid or binding. Any modification, waiver or amendment of this Agreement will be effective only if it is in writing and signed by the party to be charged.

         9.3. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. Any failure of a party to assert his or its rights under any provision of this Agreement at any time (including his right to claim a Change of Control Payment), shall not prevent such person from asserting and receiving the full benefit of such rights at any subsequent time. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         9.4. Choice of Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any action or proceeding brought upon or arising out of this Agreement or its termination shall be brought in a forum located within the State of California.

         9.5. Binding Effect of Agreement. This Agreement shall inure to the benefit of and be binding upon the Bank, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all of the Bank's assets and business or with or into which the Bank or its subsidiary banks may be consolidated, merged or otherwise reorganized, and this provision shall apply in the event of any subsequent merger, consolidation, reorganization or transfer. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives. The benefits payable to the Executive under this Agreement shall not be transferable by the Executive or his Designated Beneficiary or Surviving Spouse by assignment or otherwise and such rights shall not be subject to commutation, encumbrance or the claims of the creditors the Executive, his Designated Beneficiary or Surviving Spouse and any attempt to do any of the foregoing shall be void.

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


         9.6. Severability. In the event that any term or condition contained in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

         9.7.   Headings.   The  headings  in  this  Agreement  are  solely  for
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         9.8. Notices. Any notices to be given hereunder by any party to another party may be effected either by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested, or by confirmed electronic mail. Mailed notices shall be addressed to the parties at the addresses indicated at the end of this Agreement, but each party may change his or her address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

         9.9. Arbitration. Any controversy or claim arising out of or relating to this Agreement or alleged breach of this Agreement not resolved through the Claims Procedure set forth in Article 8.1 shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association pertaining to employment disputes, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Each party shall pay the fees of the arbitrator he/it selects and of his/its own attorneys, and the expenses of his/its witnesses and all other expenses connected with presenting his/its case. Except as otherwise required by law, other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees and all other fees and costs, shall be borne equally by the parties. Full discovery shall be permitted to the parties to any such arbitration, including depositions of all relevant witnesses.

         9.10. Attorneys' Fees and Costs. If any action at law or in equity is brought by a party upon or arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements incurred in the action, in addition to any other relief to which it may be entitled.

         9.11 Assignment. Except as specifically provided in this Agreement, neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any third party by operation of law or otherwise without the prior written consent of the other party; provided, however, that the Bank (as determined by the Board of Directors of the Bank in its sole discretion) may assign this entire Agreement to one or more of the Bank's affiliates, without the consent of the Executive.

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


         IN WITNESS WHEREOF, the Bank and the Executive have executed this Agreement as of date and year first above written.


SOUTH VALLEY NATIONAL BANK

"Bank"


By:  /S/ Clayton C. Larson
--------------------------
Clayton C. Larson
Vice Chairman, South Valley National Bank


"Executive"


/S/ Brad L. Smith
-----------------
Brad L. Smith

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


                                    EXHIBIT A

                         BENEFICIARY DESIGNATION NOTICE
                           UNDER THE EXECUTIVE SALARY
                CONTINUATION BENEFITS AGREEMENT (THE "AGREEMENT")


         Name of Executive:  Brad L. Smith

         If I shall die prior to the full receipt of benefits under the Agreement, then all rights under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to Kathleen M. Smith in the manner provided for in the Agreement.


         /S/ Brad L.Smith
         ---------------------------------
         Brad L. Smith

         Date:
         ---------------------------------


         Receipt acknowledged on behalf of SOUTH VALLEY NATIONAL BANK by:


         /S/ Naomi Kinney
         ---------------------------------
         Naomi Kinney, Director of Human Resources

         Date:
         ---------------------------------

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